                                                                     EXHIBIT 4.1

 NUMBER                                                                 SHARES
TPA 0006
                   UNITS OF LIMITED PARTNERSHIP INTEREST IN

                         PIMCO ADVISORS HOLDINGS L.P.

                                                               CUSIP 69338P 10 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS



This certifies that






is the registered holder of                                                UNITS



representing limited partnership interest in PIMCO Advisors Holdings L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books of the Partnership, by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accepted. This Certificate and the Units evidenced hereby are issued and shall in all respects be subject to all the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
   WITNESS the facsimile signatures of the duly authorized officers of the Partnership.
                                                    PIMCO ADVISORS HOLDINGS L.P.
Dated:
                                                By: /s/ WILLIAM D. CVENGROS
                                                    ---------------------------
                                                        William D. Cvengros
                                                        Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
         CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                   TRANSFER AGENT
                   AND REGISTRAR,

BY                                              By: /s/ RICHARD M. WEIL
                                                    ---------------------------
                                                        Richard M. Weil
                   AUTHORIZED SIGNATURE                               Secretary

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                         PIMCO ADVISORS HOLDINGS L.P.

     PIMCO Advisors Holdings L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), will furnish to the holder and each assignee of this Certificate and the Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business, 800 Newport Center Drive, Newport Beach, California 92660, a copy of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time (the "Partnership Agreement").

     The holder and each assignee hereof adopts the terms and provisions of the Power of Attorney granted in Article XVII of the Partnership Agreement and agrees that such Power of Attorney shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and not be affected by his subsequent death, disability, incapacity, incompetency, or bankruptcy, if an individual, or its bankruptcy or termination of existence, if a corporation, partnership or other entity.

     The holder and each assignee hereof hereby adopts the terms and provisions of the Partnership Agreement, including those provisions of Article XVIII of the Partnership Agreement granting to the General Partner and its Affiliates a right to purchase Units in the event that less than 10% of the total number of Units then outstanding are held by Persons other than the General Partner and its Affiliates.

     The holder and each assignee hereof hereby further agree to execute and deliver such documents as the Partnership may require to evidence his title to the Units evidenced by this Certificate or to complete the exchange and transfer of such Units. The holder of a Certificate representing Units who is not a United States Person (as defined below) may be subject to withholding with respect to the Units evidenced by this Certificate.

                                  ASSIGNMENT

     For value received, _________________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
______________________________________
|                                    |
|____________________________________|__________________________________________

________________________________________________________________________________
              Please Print or Type Name and Address of Transferee

________________________________________________________________________________

__________________________________________________________________________ Units
representing limited partnership interest evidenced by this Certificate and do hereby irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Units on the books of the Partnership with full power of substitution in the premises.

________________________________________________________________________________

Dated:___________________________________
                                          ______________________________________
                                                       (Signature)
SIGNATURE(S) MUST BE GUARANTEED BY A
MEMBER FIRM OF THE NEW YORK STOCK
EXCHANGE OR BY A COMMERCIAL BANK OR
TRUST COMPANY
                                          ______________________________________
                                                       (Signature)

                                            NOTICE: The Signature(s) to this
                                          Assignment must correspond with the
                                          Name(s) as written upon the face of
                                          this Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever.

                               ________________

     APPLICATION TO PIMCO ADVISORS HOLDINGS L.P. FOR TRANSFER OF UNITS OF
         LIMITED PARTNERSHIP INTEREST IN PIMCO ADVISORS HOLDINGS L.P.

     No assignment of the Units of limited partnership interest evidenced by this Certificate will be registered on the books of the Partnership until an Application for Transfer of the Units has been executed by the Applicant and delivered to the Transfer Agent and Registrar, either (1) on the Application set forth below or (2) on a separate Application in substantially the form set forth below.
     The undersigned ("Applicant") hereby (i) applies for transfer to the name of the Applicant of the Units of limited partnership interest in the partnership evidenced by this Certificate, (ii) requests admission to the Partnership as a substituted limited partner, (iii) certifies that the Applicant has authority to enter into and hereby executes and agrees to be bound by the Partnership Agreement, (iv) grants the Power of Attorney and makes the consents and waivers set forth in the Partnership Agreement and (v) certifies to the Partnership and to the Transfer Agent and Registrar that the Applicant (including any person for whom the Applicant will hold the Units)
(check one of the following) is [_]   is not [_] a United States Person./1/
     The Applicant agrees to be bound by the terms and conditions of this Application and the Partnership Agreement. The holder of a Certificate representing Units who is not a United States Person may be subject to withholding with respect to the Units evidenced by this Certificate.

Date:___________________________________ _______________________________________
                                                   Signature of Applicant

___________
/1/ The term "United States Person" shall mean a citizen or resident of the United States, a domestic partnership, a domestic corporation, or any estate or trust (other than a foreign estate or foreign trust), as those terms are defined in Section 7701 of the Internal Revenue Code of 1986, as amended, or any successor section thereto and any Income Tax Regulations thereunder.